Laurus Master Fund, Ltd.
c/o Laurus Capital Management, L.L.C.
335 Madison Avenue, 10th Floor
New York, New York 10017

July 10, 2007

Howie S. Balter
Ilan Slasky
360 Madison Avenue
21st Floor
New York, NY 10017

Dear Gentlemen:

We refer to the transactions contemplated by (i) the Limited Recourse Guaranty Agreements, dated of even date herewith, by and between Laurus Master Fund Ltd. (“Laurus”) and each of Howie S. Balter and Ilan Slasky (each, a “Pledgor”; such agreements, the “Guaranties”), (ii) the Pledge and Security Agreements, dated of even date herewith, by and between Laurus and each of the Pledgors (such agreements, the “Pledges” and collectively with the Guaranties, the “Pledge Documents”) and (iii) the Security and Purchase Agreement dated as of July 31, 2006, by and between Laurus and 180 Connect Inc., a Nevada corporation (“180 Connect US”), and each party listed on the signature pages thereto other than 180 Connect US, each guarantor party and the undersigned (together with 180 Connect US, each a “Company” and collectively, “Companies”) (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”). This letter agreement sets forth certain understandings and agreements we have reached in connection with the transactions set forth in the Pledge Documents and Security Agreement. Terms used but not defined herein shall have the meanings given such terms in the Security Agreement.

We have agreed as follows:

1.  To the extent such is not otherwise permitted under the Security Agreement, Laurus hereby consents to the Companies entering into one or more Capital Raising Transactions (as hereinafter defined) from the date hereof through the date on which the obligations of the Pledgors under the Pledge Documents are released or terminated; provided that, notwithstanding anything to the contrary in the Security Agreement or any Ancillary Agreements (as amended), the proceeds of such Capital Raising Transactions shall either be (a) remitted to Laurus to be applied to the Obligations of Company under the Security Agreement (the first $7,000,000 in proceeds to be applied in accordance with Section 2(a) below), or (b) remitted to Pledgors but only to the extent permitted pursuant to Section 4 below. As used herein, the term “Capital Raising Transaction” shall mean any issuance of subordinated and/or unsecured debt or equity securities (including, without limitation, any shares of capital stock, securities convertible in to or exchangeable for shares of capital stock, or warrants, options or other rights for the purchase or acquisition of such shares, and other ownership or profit interests (including, without limitation, partnership, member or trust interest therein), whether voting or nonvoting) of 180 Connect Inc. (CN) or any of its Subsidiaries including, without limitation, the Companies.

2.  Except upon an occurrence and during the continuance of an Event of Default under Section 19(i) of the Security Agreement and provided Laurus has not exercised its rights and remedies in respect of the Collateral (as such term is defined in the Pledges):

(a)
The Companies agree that the first $7,000,000 received by the Companies from the aggregate proceeds of all Capital Raising Transactions shall be promptly remitted to Laurus to be applied to the then outstanding principal balance under the Secured Non-Convertible Revolving Note (as amended) and that the Capital Availability Amount under the Secured Non-Convertible Revolving Note shall thereupon be permanently reduced, dollar-for-dollar, by the amount of any such payments applied thereto.

(b)
Laurus agrees that its Lien on the Collateral shall be automatically released, without further action by any Person, dollar-for-dollar, in the aggregate amount of any payments made by the Companies to Laurus pursuant to the terms set forth in clause (a) above until all Collateral shall have been fully released. The releases of Laurus’ Lien on the Collateral under this clause (b) shall apply ratably to each of the Pledges executed by the Pledgors.

3.  The Companies agree, jointly and severally, that they shall be obligated to reimburse the Pledgors in cash up to the value of the Collateral upon which Laurus shall have exercised its rights and remedies pursuant to the terms of the Pledge Documents (the “Reimbursement Obligations”). Such Reimbursement Obligation shall be immediately due and payable upon the occurrence of such exercise by Laurus, but shall be subject to the terms of this letter agreement.

4.       The parties hereto agrees that:

(a)
Except as specifically set forth herein to the contrary, all obligations of the Companies in respect of the Reimbursement Obligations shall be junior and subordinate in right of payment to all the Obligations. No direct or indirect payment by set-off, redemption, purchase or in any other manner on account of or pursuant to the Reimbursement Obligations shall be made by any Company, nor shall any distribution of assets of any Company be applied to the payment, purchase or other acquisition, retirement or satisfaction of any Reimbursement Obligations until the Obligations have been indefeasibly paid in full; provided however that, so long as no Event of Default under Section 19(i) of the Security Agreement has occurred and is continuing, the Companies shall make to Pledgors, and the Pledgors shall be entitled to receive and retain, payments in respect of the Reimbursement Obligations then due and payable from the proceeds of Capital Raising Transactions before any proceeds from such Capital Raising Transactions are remitted to Laurus in respect of the Obligations.

(b)
Each Pledgor further agrees that in the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings relative to any Company, its property or its operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets of any Company or otherwise), then all Obligations shall first be paid in full before any Pledgor shall be entitled to receive or retain any payment or distribution of assets of any Company with respect to the Reimbursement Obligations then due and payable. In any such proceedings, any payment or distribution of assets to which any Pledgor would be entitled if the Reimbursement Obligations were not subordinated to the Obligations shall be turned over by any Pledgor if received by it, directly to Laurus, to the extent necessary to make payment in full of all the Obligations remaining unpaid.

(c)
In the event that any Pledgor shall receive any payment or distribution of assets that, pursuant to the terms of this letter agreement, it is not entitled to retain, such Pledgor shall hold any amount so received in trust for Laurus and shall forthwith turn over such payment or distribution to Laurus in the form received to be applied to the Obligations.

(d)
In the event that Laurus shall receive any payment that, pursuant to the terms of this letter agreement, it is not entitled to retain, Laurus shall hold any amount so received in trust for Pledgors and shall forthwith turn over such payment as directed by Pledgors in writing in the form received to be applied to the Reimbursement Obligations

5.  Nothing contained herein shall be construed as modifying Laurus’ first-priority security interest in the assets of the Companies.

6.  If any provision of this letter agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this letter agreement in that jurisdiction or the validity or enforceability of any provision of this letter agreement in any other jurisdiction.

7.  All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

8.  This letter agreement may be executed in identical counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to each other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signature Page Follows]

If the foregoing accurately reflects our understanding, please so indicate by your signature below.

Sincerely Yours,

LAURUS MASTER FUND LTD.

By:	/s/ David Grin
Name:
Title:

ACCEPTED AND AGREED TO:

HOWIE S. BALTER

/s/ Howie Balter

ILAN SLASKY

/s/ Ilan Slasky

180 CONNECT, INC.

By:	/s/ Steve Westberg
Name:
Title: